EXHIBIT 4.9

                     Amendment to Articles of Incorporation
                             effective June 3, 1998

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                               The State of Texas

                               Secretary of State



                            CERTIFICATE OF AMENDMENT
                                       OF


                         TEXAS REGIONAL BANCSHARES, INC.
                               FILE NO: 681704-00

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Amendment.

Dated:            June 3, 1998

Effective:        June 3, 1998

      [SEAL]

                                                S/ ALBERTO R. GONZALES LCS
                                                Alberto R. Gonzales
                                                Secretary of State
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                                                                FILED
                                                        IN THE OFFICE OF THE
                                                     SECRETARY OF STATE OF TEXAS
                                                             JUN 03 1998
                                                        CORPORATIONS SECTION

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         TEXAS REGIONAL BANCSHARES, INC.



      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Amended Articles of Incorporation:

                                      I.

      The name of the corporation is Texas Regional Bancshares, Inc.


                                     II.

      The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on April 27, 1998:


            RESOLVED, that the shareholders of Texas Regional Bancshares, Inc., hereby approve the following amendment to the Articles of Incorporation of the Corporation:

      Article Four of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                  The corporation is authorized to issue two classes of shares to be designated respectively "Preferred" and "Class A Voting Common." The total number of shares which the Corporation is authorized to issue is sixty million (60,000,000). The number of shares of each class and a statement of the par value of the shares of each class are as follows:

                                             NUMBER OF             PAR
                    CLASS                 SHARES AUTHORIZED       VALUE
                    -----                 -----------------       -----

                  Preferred                10,000,000               $1.00

               Class A Voting              50,000,000               $1.00
                   Common
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                                     III.

      The number of shares of the Corporation outstanding at the time of adoption of the above amendment of the Articles of Incorporation was 14,403,484 shares of Class A Voting Common stock, each of which was entitled to vote on the above amendment. No Preferred shares were outstanding.


                                     IV.

      The total number of Class A Voting Common shares voted for the amendment was 10,126,920 shares and the total number of Class A Voting Common shares voted against the amendment was 2,054,920 shares.


                                      V.

      The amendment does not effect a change in the aggregate amount of stated capital of the Corporation.


      EXECUTED April 27, 1998.


                                    Texas Regional Bancshares, Inc.


                                    By:/s/G.E. RONEY
                                          Glen E. Roney,
                                          Chairman of the Board and
                                          Chief Executive Officer


                                    By:/s/PAUL S. MOXLEY
                                          Paul S. Moxley,
                                          President and Secretary